UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
EXCHANGE ACT OF 1934 (AMENDMENT NO.          )

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[ ]	Soliciting Material Pursuant to Section 240.14a-12.

PRAXAIR, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than Registrant)

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39 Old Ridgebury Road
Danbury, CT 06810
April 12, 2010
TO OUR SIGNIFICANT SHAREHOLDERS
YOUR VIEWS ARE IMPORTANT TO US
SO PLEASE VOTE NOW BY PROXY FOR THE
PRAXAIR, INC. ANNUAL SHAREHOLDERS MEETING
Dear Praxair Shareholder:
We value your input as a significant holder of Praxair, Inc. stock. So we encourage you to vote your shares as soon as possible on the matters to be presented at our upcoming Annual Meeting of Shareholders to be held on April 27, 2010.
You have three ways to vote in advance of the annual meeting: (1) over the Internet, (2) by telephone, or (3) by completing, signing and returning the enclosed proxy voting instruction form. Enclosed you will find proxy materials that include the instructions you will need to vote.
Your Board of Directors recommends that you vote FOR the election of each of the named nominees as a director and FOR the ratification of the appointment of the independent auditor. If you sign and return the enclosed form without indicating a choice, your shares will be voted as your Board of Directors recommends.
Your vote is even more important this year because of recent New York Stock Exchange rule changes. Unlike in previous years, your broker cannot vote your shares on the proposal to elect Praxair’s directors unless you provide voting instructions to your broker. Therefore, it is very important that you exercise your right as a shareholder and vote on all proposals, including the election of directors.
Thank you for your investment in Praxair, Inc. If you have questions or need help voting your shares, please call our proxy solicitation firm, Morrow & Co., LLC. at 800-278-2141.
Sincerely,
James T. Breedlove
Senior Vice President, General Counsel & Secretary